UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2019

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS employer Identification No.)

1 Wayside Road Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

(781) 565-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NUAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2019, Nuance Communications, Inc. (“Nuance”) entered into Amendment No. 2 (the “Credit Agreement Amendment”) to the Revolving Credit Agreement, dated as of April 15, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Nuance, the lenders from time to time party thereto (the “Lenders”), Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), and the other parties named therein.

The Credit Agreement Amendment amends the Credit Agreement to, among other things, permit the previously announced spin-off of Cerence Inc. and provide that the proceeds from the previously announced and consummated sale of Nuance’s Document Imaging division do not need to be applied to repay outstanding amounts or reduce commitments under the Credit Agreement.

The foregoing is only a summary of the material terms of the Credit Agreement Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1

Amendment No. 2, dated as of September 12, 2019, to the Revolving Credit Agreement, dated April 15, 2016, among Nuance Communications, Inc., the lenders party thereto, Barclays Bank PLC, as Administrative Agent, and the other parties named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Daniel D. Tempesta
Daniel D. Tempesta
Executive Vice President and Chief Financial Officer

Date: September 13, 2019